AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                ON MARCH 2, 2000

================================================================================

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14(a) of the
                        Securities Exchange Act of 1934.

Filed by the Registrant [_]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
    [_] Preliminary Proxy Statement
    [_] Confidential, For Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
    [_] Definitive Proxy Statement
    [_] Definitive Additional Materials
    [X] Soliciting Material Under Rule 14a-12


                               DEXTER CORPORATION
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                      INTERNATIONAL SPECIALTY PRODUCTS INC.
                              ISP INVESTMENTS INC.
--------------------------------------------------------------------------------
    (NAME OF PERSON (S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(I) (1) and 0-11.

1)    Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------

2)    Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------------

4)    Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------

5)    Total fee paid:

      --------------------------------------------------------------------------

  [_] Fee paid previously with preliminary materials:

      --------------------------------------------------------------------------

      [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)         Amount previously paid:
2)         Form, Schedule or Registration Statement No.:
3)         Filing Party:
4)         Date Filed:

================================================================================






NY2:\875649\01\54104.0016

FOR IMMEDIATE RELEASE                          CONTACT:
Thursday, March 2, 2000                        Edward G. Novotny & Associates
                                               (212) 490-2065 or (212) 490-2977


                    INTERNATIONAL SPECIALTY PRODUCTS FORWARDS
                    -----------------------------------------
                          LETTER TO DEXTER CORPORATION
                          ----------------------------


           WAYNE, NJ - International Specialty Products Inc. (NYSE - ISP) has

forwarded the following letter to K. Grahame Walker, Chairman and Chief

Executive Officer of Dexter Corporation (NYSE - DEX). The letter is attached to,

and is a part of, this press release.

                                     * * * *

ISP HAS FILED A PRELIMINARY PROXY STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION RELATING TO ISP'S SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF DEXTER CORPORATION FOR USE AT DEXTER'S 2000 ANNUAL MEETING. ISP STRONGLY ADVISES ALL DEXTER SHAREHOLDERS TO READ THE FINAL DEFINITIVE PROXY WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, THE FINAL DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO ALL DEXTER SHAREHOLDERS AND WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP:\\WWW.SEC.GOV. DEXTER SHAREHOLDERS MAY ALSO OBTAIN THE FINAL DEFINITIVE PROXY STATEMENT FOR FREE FROM INNISFREE M&A INCORPORATED, BY CALLING (888) 750-5834. THE PRELIMINARY PROXY STATEMENT IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE. INFORMATION RELATING TO THE PARTICIPANTS IN ISP'S PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT.

                                     * * * *

      This press release and its attachments may contain "forward looking statements" within the meaning of the federal securities laws with respect to the Company's financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Important factors that could cause such



NY2:\884423\01\$YFB01!.DOC\54104.0016
differences are discussed in the Company's Annual Report on Form 10-K, that is filed with the U.S. Securities and Exchange Commission and are incorporated herein by reference.

         International Specialty Products Inc. is a leading multinational manufacturer of specialty chemicals and mineral products.

[ISP LETTERHEAD]

March 1, 2000

Mr. K. Grahame Walker
Chairman and Chief Executive Officer
Dexter Corporation
One Elm Street
Windsor Lock, CT  06096

Dear Grahame:

With regard to your February 28th announcement that your Board "has decided to institute a process in which we will survey all of the Company's options," we would hope that this move was indeed designed with the view toward maximizing shareholder value for all Dexter shareholders as we have been urging for quite some time now. As you know, while your Board has made no decision to sell Dexter at this time, our nominees are committed to pursue ISP's $45 per share merger proposal or a superior proposal.

We also note Dexter's statement that it will consider a "spin-off or sale of one or more of the Company's businesses." In this connection, we would remind you that ISP's interest continues to be in the acquisition of Dexter as a whole and therefore trust that, before considering any such dismemberment, Dexter will enter into discussions with ISP concerning our acquisition proposal.

Although we are pleased that you have started to provide us with information, we will need certain additional technical, financial and operating data. We are compiling a separate list concerning these requirements which we will furnish shortly to your representatives, and I would very much appreciate your cooperation with regard to these requests.

Finally, we have just received your preliminary proxy statement that was filed with the SEC for the first time today. We were shocked and surprised by your decision to selectively choose among the ISP proposals to be presented to Dexter shareholders at this year's Annual Meeting scheduled for April 27 -- and especially by your attempt to deny Dexter shareholders the right to vote on our proposal to increase the size of the Dexter Board. We believe this proposal is legal, appropriate, and was timely made, and ISP intends to present this proposal at the Annual Meeting and take all necessary legal action to cause its implementation if passed. We also do not understand your position that Dexter will refuse to follow the wishes of its shareholders in the event that they adopt ISP's Rights Plan proposals.

All the best.

Sincerely,

/s/Samuel J. Heyman

Chairman of the Board
International Specialty Products Inc.


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